UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 1, 2016
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Delphi Automotive PLC
(Exact name of registrant as specified in its charter)
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Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road Hoath Way Gillingham, Kent ME8 0RU United Kingdom
(Address of Principal Executive Offices)(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016, the Board of Directors of Delphi Automotive PLC (the “Company”) elected Ana G. Pinczuk to serve on the Board, effective immediately.  Ms. Pinczuk will join the Company’s Innovation and Technology Committee.

Ms. Pinczuk, 53, is the former Executive Vice President and Chief Product Officer of Veritas Technologies LLC, a data management provider specializing in information protection, availability, and insight solutions, a position she held from March 2016 until October 2016. Prior to that time, she served as the Senior Vice President and General Manager, Backup and Recovery for Symantec Corporation from 2015 until 2016. From 2000 until 2015, Ms. Pinczuk served in various executive positions with Cisco Systems, Inc., including serving as Senior Vice President, Sales from 2014 to 2015, Senior Vice President, Services Transformation and Chief Operating Officer from 2013 to 2014, and Vice President, Global Technical Services from 2009 until 2013. Prior to joining Cisco, Ms. Pinczuk spent 15 years with AT&T, Inc., in positions of increasing responsibility.  Ms. Pinczuk earned both undergraduate and graduate mechanical engineering degrees from Cornell University, an executive master degree in technology management from the University of Pennsylvania and a master of software management degree from Carnegie Mellon University.

Ms. Pinczuk has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated November 3, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 3, 2016	DELPHI AUTOMOTIVE PLC

		By:	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated November 3, 2016

4